UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2015

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China	072550
(Address of Principal Executive Offices)	(Zip Code)

(86) 312-8698215

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07     Submission of Matters to a Vote of Security Holders.

Orient Paper, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on August 29, 2015, Beijing, China time.  Summarized below are the results of the matters voted on at the Annual Meeting:

Matters Voted On	For	Against	Abstain	Broker Non Votes
Election of two directors in Class I to serve on the Board of Directors of the Company, with such Class I directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death:
Marco Ku Hon Wai	7,263,479	0	39,822	9,579,761
Wenbing Christopher Wang	7,261,279	0	42,022	9,579,761

Ratification of the Appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015	16,487,832	393,394	1,836	–

Approval of the 2015 Omnibus Equity Incentive Plan, pursuant to which the Company may issue up to an aggregate of 1,500,000 shares of common stock to directors, officers, employees and/or consultants of the Company and its subsidiaries	6,119,150	1,156,681	27,469	9,579,761

As a result of the voting at the Annual Meeting, each of the nominees for director named above was elected and each of the proposals described above was approved by the Company’s stockholders.

Item 8.01     Other Events

On August 31, 2015, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated August 31, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT PAPER, INC.

Date: September 2, 2015	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

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